EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

As independent auditors of Biometric Solutions Group, Inc., we hereby consent to the incorporation by reference of our audit report dated November 15, 2002, except for Note 11 as to which the date is December 29, 2004, and to the reference to our firm under the heading “Experts” in the Registration Statement of SAFLINK Corporation (Form S-4) to be filed with the Securities and Exchange Commission on or about May 14, 2004.

/s/ Aidman, Piser & Company, P.A.

Tampa, Florida

May 13, 2004